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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (covering 225,000 shares of the Company's Common Stock to be issued by the Company on the exercise of options granted under the ICU Medical, Inc. Directors' Stock Option Plan) of our reports dated January 31, 1996 included in ICU Medical, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                               ARTHUR ANDERSEN LLP


Orange County, California

May 21, 1996